EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96069
(To Prospectus dated July 3, 2003)



                     [Internet Infrastructure HOLDRS logo]



                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                               Share     Trading
                        Name of Company            Ticker     Amounts    Market
          -------------------------------------    ------     -------    ------
          Akamai Technologies Inc.                  AKAM            3    NASDAQ
          BEA Systems, Inc.                         BEAS           10    NASDAQ
          BroadVision, Inc.                         BVSN            1    NASDAQ
          E.piphany, Inc.                           EPNY          1.5    NASDAQ
          InfoSpace, Inc.                           INSP          0.8    NASDAQ
          InterNAP Network Services Corporation      IIP            5     AMEX
          Kana Software, Inc.                       KANA          0.2    NASDAQ
          NaviSite, Inc.                            NAVI        .1333    NASDAQ
          Openwave Systems Inc.                     OPWV     1.073667    NASDAQ
          Portal Software, Inc.                     PRSF          1.2    NASDAQ
          RealNetworks, Inc.                        RNWK            6    NASDAQ
          VeriSign, Inc.                            VRSN         6.15    NASDAQ
          Vignette Corporation                      VIGN            6    NASDAQ
          Vitria Technology, Inc.                   VITR            1    NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions

            The date of this prospectus supplement is March 31, 2004.